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                                                                  Exhibit 10.3


                             CONSULTANT CONFIDENTIALITY,
                    INVENTION ASSIGNMENT AND NON-COMPETE AGREEMENT


         THIS CONSULTANT CONFIDENTIALITY, INVENTION ASSIGNMENT AND
NON-COMPETE AGREEMENT ("Agreement") is made as of              , 199
between Princeton Video Image, Inc. ("PVI"), with offices at 15 Princess Road, Lawrenceville, New Jersey 08648, and
("Consultant"), with an address at                     .

    In consideration of my being retained or continuing to be retained as an independent contractor by PVI, the Consultant hereby agrees as follows:

    1. Confidential Information Defined. "Confidential Information" means trade secrets, proprietary information, and confidential knowledge and information which includes, but is not limited to, matters of a technical nature (such as discoveries, ideas, concepts, designs, drawings, specifications, techniques, models, diagrams, test data and know-how), and matters of a business nature (such as the identity of customers and prospective customers, suppliers, marketing techniques and materials, marketing and development plans, pricing or pricing policies, financial information, plans for further development, and any other information of a similar nature not available to the public).

    2. Non-Disclosure of Confidential Information of PVI. Consultant acknowledges that, during the period that Consultant is providing services to PVI, Consultant has had or will have access to Confidential Information of PVI. Therefore, Consultant agrees that both during and after the period that Consultant is providing services to PVI, Consultant shall not, without the prior written approval of PVI, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information of PVI to any person or entity, or (b) use any Confidential Information of PVI for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of Consultant's work for PVI.

    3. Non-Disclosure of Confidential Information of Others. Consultant acknowledges that, during the period that Consultant is providing services to PVI, Consultant may have access to Confidential Information of third parties who have given PVI the right to use such Confidential Information, subject to a non-disclosure agreement between PVI and such third party. Therefore, Consultant agrees that both during and after the period that Consultant is providing services to PVI, Consultant shall not, without the prior written approval of PVI, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information of such third parties to any person or entity, or (b) use any Confidential Information of such third parties for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of Consultant's work for PVI.

    4. Property of PVI. Consultant acknowledges and agrees that all Confidential Information of PVI and all reports, drawings, blueprints, data, notes, and other documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media, made or compiled by Consultant, or made available to Consultant during the period that Consultant is providing services to PVI (including the period prior to the date of this Agreement, if any), concerning PVI's Confidential Information are and shall remain PVI's property and shall be delivered to PVI on the termination of such services to PVI or at any earlier time on request of PVI. Consultant shall not retain copies of such Confidential Information, documents and records.

    5. Proprietary Notices. Consultant shall not remove any proprietary or other legends or restrictive notices contained in or included in any Confidential Information.

    6.   Inventions.

         (a) Consultant shall promptly, from time to time, fully inform and disclose to PVI in writing all inventions, copyrightable material, designs, improvements and discoveries of any kind which Consultant now has made, conceived

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or developed, or which Consultant may later make, conceive or develop, during the period that Consultant is providing services to PVI, which pertain to, or relate to PVI's business or any of the work or businesses carried on by PVI and result from any work Consultant performs for PVI ("Inventions"). This covenant applies to all such Inventions, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection; and whether or not they are conceived by Consultant alone or with others; and whether or not they are conceived and/or developed during regular working hours.

         (b) All Inventions shall be the sole and exclusive property of PVI, and shall be deemed part of the Confidential Information of PVI for purposes of this Agreement, whether or not fixed in a tangible medium of expression. Consultant hereby assigns all Consultant's rights in all Inventions and in all related patents, copyrights and trademarks, trade secrets and other proprietary rights therein to PVI. Without limiting the foregoing, Consultant agrees that any copyrightable material shall be deemed to be "works made for hire" and that PVI shall be deemed the author of such works under the United States Copyright Act, provided that in the event and to the extent such works are determined not to constitute "works made for hire", Consultant hereby irrevocably assigns and transfers to PVI all right, title and interest in such works.

         (c) Consultant shall assist and cooperate with PVI, both during and after the period that Consultant is providing services to PVI, at PVI's sole expense, to obtain, maintain and enforce patent, copyright, trademark, trade secret and other legal protection for the Inventions. Consultant shall sign all documents, and do all things necessary, to obtain such protection and to vest PVI with full and exclusive title in all Inventions against infringement by others. Consultant hereby appoints the Secretary of PVI as Consultant's attorney-in-fact to execute documents on Consultant's behalf for this purpose.

         (d) Consultant shall not be entitled to any additional compensation for any and all Inventions made during the period that Consultant is providing services to PVI.

    7. Covenant Not to Compete. Consultant and PVI agree that the services rendered by the Consultant are unique and irreplaceable. Consultant agrees that during the period that Consultant is providing services to PVI and for a period of one (1) year thereafter, Consultant shall not, directly or indirectly, through any other person, firm, corporation or other entity (whether as an officer, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity):

         (a) in any geographical area in the United States or in those foreign countries where PVI, during the period that Consultant is providing services to PVI, conducts or proposes to conduct business or initiate activities, design, manufacture, sell, market, offer to sell or supply video or television technology similar to that being developed or sold by PVI on the date of the termination of Consultant's services to PVI for any reason;

         (b) solicit, induce, encourage or attempt to induce or encourage any employee of PVI to terminate his or her employment with PVI or to breach any other obligation to PVI;

         (c) solicit, interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between PVI and any customer, potential customer, or supplier of PVI; or

         (d) engage in or participate in any business conducted under any name that shall be the same as or similar to the name of PVI or any trade name used by it.

    Consultant acknowledges that the foregoing geographic, activity and time limitations contained in this Section 7 are reasonable and properly required for the adequate protection of PVI's business. In the event that any such geographic, activity or time limitation is deemed to be unreasonable by a court, Consultant shall submit to the reduction of either said activity or time

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limitation to such activity or period as the court shall deem reasonable.  In the event that Consultant is in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the pendency of such proceedings, including appeals.

    8.   Representations.

         (a) Consultant represents that Consultant has the right to enter into this Agreement, and that Consultant's performance of all the terms of this Agreement and his duties as an independent contractor to PVI will not breach any confidential information agreement, non-competition agreement or other agreement with any former employer of his services, either as an employee, consultant or independent contractor, or with any other party. Consultant represents that he will not bring with him to PVI or use in the performance of his duties for PVI any documents, materials or confidential information of a former employer or consumer of his services that are not generally available to the public. Consultant represents that all materials furnished by him to PVI will be wholly original and not copies, in whole or in part, from any work, and such material will not violate, conflict with, or infringe upon any right of any other persons or entities.

         (b) Consultant will indemnify, defend and hold harmless PVI from and against any losses, damages and expenses (including reasonable attorneys' fees) related to, based upon or arising from claims of third persons of breach or a claim of breach of Consultant's representations in Section 8(a).

    9. Disclosure of this Agreement. Consultant hereby authorizes PVI to notify others, including but not limited to customers of PVI and any of Consultant's future employers, of the terms of this Agreement and Consultant's responsibilities under this Agreement.

    10. Specific Performance. Consultant acknowledges that money damages alone would not adequately compensate PVI in the event of a breach by Consultant of this Agreement, and that, in addition to all other remedies available to PVI at law or in equity, PVI shall be entitled to injunctive relief for the enforcement of its rights and to an accounting of profits made during the period of such breach.

    11.  Severability.

         (a) Each of the covenants provided in this Agreement are separate and independent covenants. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and any such invalid or unenforceable provision shall be reformed so as to be valid and enforceable to the fullest extent permitted by law.

         (b) It is not a defense to the enforcement of any provision of this Agreement that PVI has breached or failed to perform any obligation or covenant hereunder or under any other agreement or understanding between Consultant and PVI.

    12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to conflict of law rules. All suits and claims shall be made only in state or federal courts located in New Jersey.

    13. Supersedes Other Agreements. This Agreement contains the entire agreement of the parties with respect to subject matter hereof and supersedes all previous agreements and understandings between the parties with respect to its subject matter.

    14.  Acknowledgments.

         (a) THE CONSULTANT ACKNOWLEDGES THAT (i) THE CONSULTANT HAS READ THIS AGREEMENT; (ii) THE CONSULTANT HAS BEEN GIVEN THE OPPORTUNITY TO ASK


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QUESTIONS; (iii) THE CONSULTANT HAS BEEN GIVEN SUFFICIENT TIME TO CONSULT AN
ATTORNEY; and (iv) THE CONSULTANT HAS EITHER CONSULTED WITH AN ATTORNEY OR AFFIRMATIVELY HAS DECIDED NOT TO CONSULT AN ATTORNEY.

         (b) THE CONSULTANT ACKNOWLEDGES THAT THE CONSULTANT HAS RECEIVED A COPY OF THIS AGREEMENT AND FULLY UNDERSTANDS THIS AGREEMENT.

         (c) THE CONSULTANT UNDERSTANDS THAT THE CONSULTANT'S OBLIGATIONS UNDER THIS AGREEMENT SURVIVE THE TERMINATION OF THE CONSULTANT'S SERVICES TO THE COMPANY FOR ANY REASON.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            PRINCETON VIDEO IMAGE, INC.


                                                 By:
                                                    ---------------------------

                                                 Name:   Brown F Williams
                                                      ------------------------

                                                 Title:    Chairman
                                                       ------------------------

WITNESS:                                         CONSULTANT:

                                            By:
-----------------------------                  ---------------------------

                                                 Name:
                                                      -------------------------

                                                 Title:
                                                       ------------------------




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